Exhibit 99.1

News From

Buena, NJ 08310

Release Date: June 1, 2010

Contact:

Philip S. Forte

IGI Laboratories, Inc.

856-697-1441 ext. 363

www.igilabs.com

IGI LABORATORIES, INC.,

RECEIVES NOTICE FROM NYSE AMEX LLC OF NON-COMPLIANCE

BUENA, N.J.--(BUSINESS WIRE)--IGI Laboratories, Inc. (NYSE AMEX:IG), a New Jersey based formulation and manufacturing company announces notice from NYSE Amex LLC (“NYSE Amex” or the “Exchange”) of non-compliance.

On May 25, 2010, the Company received a notice (the "Notice") from NYSE Amex LLC notifying the Company that the Company does not currently meet the Exchange's continued listing standards as set forth in Part 10 of the Exchange’s Company Guide (the "Company Guide"). Specifically, the Company is not in compliance with Section 1003(a)(iii) of the Company Guide because the Company has stockholder's equity of less than $6,000,000 and has losses from continuing operations and net losses in each of its last five fiscal years. The Company's stockholders' equity as reported on its Form 10-Q for the quarter ended March 31, 2010 was $5,779,000 and the Company has reported net losses for the 2009, 2008, 2007, 2006 and 2005 fiscal years.

The Company has been afforded the opportunity to submit a plan of compliance to the Exchange by June 24, 2010 addressing how it intends to regain compliance with Section 1003(a)(iii) of the Company Guide within nine months, or by February 25, 2011 (the “Plan”). In setting this truncated deadline for compliance, the Exchange Staff applied Section 1009(h) of the Company Guide which provides that the Exchange Staff may truncate the continued listing evaluation and follow up procedures if a company, within 12 months of the end of a plan period, is again determined to be below the continued listing standards. The Company was previously notified of its noncompliance with Sections 1003(a)(iii) and (ii) of the Company Guide by letters dated May 6, 2008 and September 16, 2008, respectively. The Company was below the continued listing standards for approximately 13 months, regaining compliance on June 18, 2009. The Exchange Staff determined that both were related to the Company’s unsatisfactory operating results, including continuing losses.

If the Plan is accepted, the Company may be able to continue its listing during the Plan period, during which time the Company will be subjected to periodic reviews by the Exchange’s Staff to determine whether it is making progress consistent with the Plan. If the Company fails to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the Plan period, the Exchange Staff will initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

The Company intends to submit a compliance plan to the Exchange’s Staff in a timely manner which will outline its intended actions to regain compliance.

About IGI Laboratories, Inc.

IGI Laboratories, Inc. engages in the development, manufacturing, filling, and packaging of topical, semi solid, and liquid products for pharmaceutical and cosmeceutical companies. The Company offers the patented Novasome® encapsulation technology which contributes value-added qualities to pharmaceutical and cosmeceutical products, providing improved dermal absorption and sustained release of the active molecule.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as "will," "possible," "one time," "provides an opportunity," "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors or IGI Laboratories, Inc.’s ability to implement business strategies. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.